Exhibit 107.1
Form
S-8
(Form Type)
VIRIDIAN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on September 3, 2024	Other(2)	158,000	$14.47 (2)	$2,286,260(2)	$ 153.10 per $1,000,000	$350.03

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on October 1, 2024	Other(2)	201,000	$23.61 (2)	$4,745,610(2)	$ 153.10 per $1,000,000	$726.56

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on November 1, 2024	Other(2)	123,600	$22.28 (2)	$2,753,808(2)	$ 153.10 per $1,000,000	$421.61

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on December 2, 2024	Other(2)	391,500	$21.00 (2)	$8,221,500(2)	$ 153.10 per $1,000,000	$1,258.72

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on January 2, 2025	Other(2)	98,500	$19.76 (2)	$1,946,360(2)	$ 153.10 per $1,000,000	$297.99

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on February 3, 2025	Other(2)	527,750	$19.30 (2)	$10,185,575(2)	$ 153.10 per $1,000,000	$1,559.42

Total Offering Amounts					$30,139,113		$4,614.33

Total Fee Offsets							$0.00

Net Fee Due							$4,614.33

(1)
Represents 1,500,350 shares of common stock of the Company issuable pursuant to the Stock Option Inducement Awards granted on September 3, 2024, October 1, 2024, November 1, 2024, December 2, 2024, January 2, 2025, and February 3, 2025. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form
S-8
(this “Registration Statement”), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant’s Common Stock subject to such inducement grants.